                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

      The undersigned hereby appoints PETER A. COHEN, MORGAN B. STARK, THOMAS W.
STRAUSS and JEFFREY M. SOLOMON,  or any of them, his true and lawful attorney-in fact and agent to execute  for and on behalf of the  undersigned  all Forms 3, 4 and 5 required to be filed under Section 16(a) of the Securities Exchange Act of
1934 and the  rules  thereunder  as a  result  of the  undersigned's  beneficial ownership of, or participation in a group with respect to,  securities  directly or indirectly  beneficially owned by Ramius Capital Group,  L.L.C. or any of its affiliates,  of SAIA,  INC., and granting unto said  attorney-in-fact  and agent full power and authority to do and perform each and every act and thing which he might or could do in  person,  hereby  ratifying  and  confirming  all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.
The authority of Peter A. Cohen,  Morgan B. Stark, Thomas W. Strauss and Jeffrey
M. Solomon,  or any of them,  under this Power of Attorney  shall remain in full force and effect with respect to the  undersigned  until the  undersigned  is no longer required to file Forms 3, 4, and 5 unless revoked earlier in writing.

Date: August 31, 2006

                                       /s/ Peter A. Cohen
                                       ------------------
                                       Peter A. Cohen

                                       /s/ Morgan B. Stark
                                       -------------------
                                       Morgan B. Stark

                                       /s/ Jeffrey M. Solomon
                                       ----------------------
                                       Jeffrey M. Solomon

                                       /s/ Thomas W. Strauss
                                       ---------------------
                                       Thomas W. Strauss